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EXHIBIT 4.1

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                            INGEN TECHNOLOGIES, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA
               AUTHORIZED: 50,000,000 COMMON SHARES, NO PAR VALUE
                   10,000,000 PREFERRED SHARES, NO PAR VALUE

                                                        SEE REVERSE FOR
                                                      CERTAIN DEFINITIONS.
                                                       -----------------
                                                       CUSIP 45684G 10 2
                                                       -----------------
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NUMBER          This Certifies That                                             SHARES
 3088
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                Is the owner of


       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE

                            INGEN TECHNOLOGIES, INC.

        transferable only on the books of the Corporation by the hoder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.


Dated:


CEO & CHAIRMAN

                              [SEAL HERE]


SECRETARY                            COUNTERSIGNED:

                                     Executive Registrar & Transfer, Inc., (303) 783-9055
                                     3615 South Huron Street, Suite 104, Englewood, CO 80110

                                     By:  _______________________________
                                          Transfer Agent & Registrar - Authorized Signature

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